QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made as of the 31st day of December, 2005 (the "Effective Date of this Amendment"), by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("Landlord"), and Newport Fab, LLC, a Delaware limited liability company, doing business as JAZZ SEMICONDUCTOR, LLC ("Tenant"), with respect to the following:

RECITALS

        A.    Landlord is the landlord and Tenant is the tenant pursuant to that certain written lease dated March 12, 2002, by and between Landlord, as landlord, and SpecialtySemi Inc. ("Original Tenant"), as tenant and amended as of October 1, 2004 (the "Lease"). The Lease covers certain premises (the "Leased Premises") known as Building 501 and as Half Dome located at 4311 Jamboree Road, Newport Beach, California (collectively, the "Building"). Tenant has succeeded to the interests of Original Tenant under the Lease.

        B.    Whereas Landlord, and Tenant are also parties to the NEWPORT FAB, LLC CONTRIBUTION AGREEMENT dated as of February 23, 2002, ("Contribution") and the desire to provided full force and effect to the Contribution.

        C.    The parties desire to clarify Landlord's personal property located in the Leased Premises.

AGREEMENT

        NOW, THEREFORE, IN CONSIDERATION OF the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Capitalized Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

        2.    Personal Property.    The parties agree to add the following to the Lease:

    "6.5 Landlord's Property. To the extent not contrary to the Contribution, the parties hereby agree and acknowledge that in addition to the identified Real Property Improvements herein, Landlord has certain identified property located in the Leased Premises and Landlord may, from time to time, in the future add to or replace such property. The parties agree that such property including, but not limited to, the property listed on Attachment A to this Amendment is Landlord's property. Tenant shall have no rights to and will not cause a lien or grant a security interest in Landlord's property."

        3.    Lease in Effect.    Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

        4.    Entire Agreement.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

        5.    Conflict of Terms.    In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

        IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the Effective Date of this Amendment.

LANDLORD:		TENANT:
CONEXANT SYSTEMS, INC., a Delaware corporation		Newport Fab, LLC, a Delaware limited liability company, dba Jazz Semiconductor, LLC
By:	/s/ J. L. CISNEROS	By:	/s/ BRENT D. JENSEN
Name:	Jacob L. Cisneros	Name:	Brent D. Jensen
Title:	Manager, Facilities & Corporate Real Estate	Title:	CFO

Attachment A

Landlord's Property

QuickLinks

  Exhibit 10.15
SECOND AMENDMENT TO LEASE
RECITALS
AGREEMENT